UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2015

MEDIFIRST SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada		27-3888260
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

4400 Route 9 South, Suite 1000, Freehold,	NJ 07728
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732)-786-8044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-	Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement

The Company is amending its disclosure contained in the report on Form 8-K filed April 15, 2015, concerning the termination of the Asset Purchase Agreement dated October 31, 2014 (“Agreement”) between the Company’s wholly-owned subsidiary, Dr. Park Avenue, Inc., a Nevada corporation (“Dr. Park Avenue Nevada”), and Dr. Park Ave. (“Dr. Park Ave. New Jersey”). The amended disclosure is described in Item 8.01 of this Report.

Section 8-	Other Information

Item 8.01	Other Information

Dr. Park Ave. New Jersey was unable to provide the necessary financial statements to allow the Company to file proforma financial statements in an amended report on Form 8-K within 71 days of the original report on Form 8-K filed November 6, 2014. In addition, Dr. Park Ave. New Jersey was unable to provide 2014 audited financial statements to enable the Company to file consolidated financial statements with Dr. Park Avenue Nevada.

However, all of the assets of Dr. Park Ave. New Jersey had been previously transferred to Dr. Park Avenue Nevada which has been conducting the out-patient plastic surgery business of Dr. Park Ave. New Jersey since October 31, 2014. Consequently, the Company concluded that the most efficient manner to disengage itself from the transaction contemplated by the Agreement was to transfer and assign its shares in Dr. Park Avenue Nevada to Paul Fondacaro, M.D. who is the President, Chief Medical Officer and a director of Dr. Park Avenue Nevada and who occupied the same positions with Dr. Park Ave. New Jersey. Dr. Fondacaro will carry one the business of Dr. Park Avenue Nevada.

A copy of the agreement reflecting the transactions described in this Item 8.01 is included with this Report. The agreement was made effective as of April 14, 2015 but was signed by the parties on April 22, 2015.

Section 9.	Financial Statement and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit	Description
10.1	Agreement effective as of April 14, 2015.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFIRST SOLUTIONS, INC.

Dated: April 22, 2015	By:	/s/ Bruce J. Schoengood
President and Chief Executive Officer

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